As filed with the Securities and Exchange Commission on September 11, 2003.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NII Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-1671412
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

10700 Parkridge Boulevard, Suite 600

Reston, Virginia 20191
(703) 390-5100
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Robert J. Gilker, Esq.

Vice President and General Counsel
NII Holdings, Inc.
10700 Parkridge Boulevard, Suite 600
Reston, Virginia 20191
(703) 390-5100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies of Communications to:

Robert E. Spicer, Jr., Esq. Williams Mullen A Professional Corporation 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991	Andrew R. Schleider, Esq. Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 (212) 848-4000

      Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.     ☐
      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.     ☐
      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☒          333-107741
      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to Be	Offering Price	Aggregate	Amount of
Securities to Be Registered	Registered	Per Share	Offering Price	Registration Fee

Common Stock, par value $0.001 per share	565,000	$60.00	$33,900,000	$2,743

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

      In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form S-3, File No. 333-107741, filed by NII Holdings, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on August 7, 2003, as amended on September 2, 2003 and September 10, 2003, including the exhibits thereto and each of the documents incorporated by reference therein, and declared effective by the Commission on September 10, 2003, are hereby incorporated by reference into this Registration Statement. This Registration Statement is being filed with respect to the registration of an additional 565,000 shares of the Registrant’s common stock, par value $0.001 per share, pursuant to Rule 462(b) under the Securities Act.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on this 11th day of September, 2003.

NII HOLDINGS, INC.

By:	/s/ CATHERINE E. NEEL

Catherine E. Neel
Vice President and Treasurer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Steven M. Shindler	Chairman of the Board and Chief Executive Officer and Director (Principal Executive Officer)	September 11, 2003

* Byron R. Siliezar	Vice President and Chief Financial Officer (Principal Financial Officer)	September 11, 2003

* Ricardo Israele	Vice President and Controller (Principal Accounting Officer)	September 11, 2003

* Timothy M. Donahue	Director	September 11, 2003

* Steven P. Dussek	Director	September 11, 2003

* Neal P. Goldman	Director	September 11, 2003

Charles M. Herington	Director	September 11, 2003

* Carolyn Katz	Director	September 11, 2003

* Donald E. Morgan	Director	September 11, 2003

Signature	Title	Date

* John W. Risner	Director	September 11, 2003

* Charles F. Wright	Director	September 11, 2003

*	Catherine E. Neel, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and filed with the Securities and Exchange Commission as part of the Registration Statement.

/s/ CATHERINE E. NEEL

Catherine E. Neel
Vice President and Treasurer

Date: September 11, 2003

EXHIBIT INDEX

Exhibit No.	Document

5.1	Opinion of Williams Mullen.
23.1	Consent of Williams Mullen (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney.
99.1	Awareness Letter of PricewaterhouseCoopers LLP.